Exhibit 3.9

BYLAWS
FOR
QUALITY RESOURCE TECHNOLOGIES, INC. A Delaware Corporation

As Adopted on September 1, 2009

ARTICLE I

OFFICES

The registered office of the Corporation shall be located at Incorporating Services, Ltd., 3500 South Dupont Highway, Dover, DE, 19901, in the county of Kent. The Corporation may also have offices at any other place as the Board of Directors may determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation, for the election of directors and the transaction of other business properly before the meeting, shall be held on the second Tuesday in the fourth month after the end of the Corporation's fiscal year, or on such other date and at the place designated by the Chairman of the Board, the President, or the Board of Directors of the Corporation and specified in the notice of the meeting.

Section 2. Special Meetings. Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called by the Chairman of the Board, a President or the Board of Directors and shall be called by the Chairman of the Board or Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Each special meeting shall be held at the principal office of the Corporation during regular business hours, unless otherwise determined by the Chairman of the Board, the President or the Board of Directors and specified in the notice of the meeting. The business to be transacted at any special meeting shall be limited to the purpose or purposes, as specified in the notice of the meeting, for which the meeting is called.

Section 3. Notice of Meetings. Not less than ten nor more than sixty days before any meeting of the stockholders, written notice of the meeting shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice may be given by personal delivery or by United States mail. If mailed, notice is given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Notice of the place, date, hour and purpose of any meeting of the stockholders may be waived in writing by the stockholder entitled to notice, whether before or after the holding of the meeting. Attendance by a stockholder at a meeting shall constitute a waiver of notice of the meeting, unless the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 4. Quorum: Adjournment. The holders of stock entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. Whether or not a quorum is present, the holders of a majority of the voting power represented at the meeting may adjourn the meeting from time to time. Notice of adjournment need not be given if the time and place to which the meeting is adjourned are announced at the meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

Section 5. Vote at Meetings. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the voting power present in person or represented by proxy shall decide any question properly before the meeting, unless a different vote is required by statute or the Certificate of Incorporation.

Section 6. Action Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action to be taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 111

DIRECTORS

Section 1. Election; Vacancies; Number. The number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting or at a special meeting called for the purpose of electing directors. If at any time the Corporation has no directors in office, then any officer or stockholder of the Corporation may call a special meeting of stockholders for the purpose of electing directors. Directors of the Corporation shall be elected at each annual meeting of stockholders or at a special meeting of stockholders called for the purpose of electing directors. Each director shall hold office until his successor is elected and qualified or until his earlier removal or resignation. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. The number of directors which shall constitute the whole Board shall be not less than one and not more than ten.

Section 2. Organization Meeting. Immediately after each annual meeting of the stockholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of the organization meeting need not be given.

Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as may be determined by the Board of Directors and upon such notice, if any, as shall be so provided. Unless otherwise indicated in the notice of a regular meeting, any business may be transacted at that regular meeting.

Section 4. Special Meetings. Special meetings of the Board of Directors may be held at any time and place upon call by the Chairman of the Board, a President or by a majority of the directors. Written notice of the time and place of each special meeting shall be given to each director either by personal delivery or by mail, telegram or cablegram at least four days before the meeting, which notice need not specify the purposes of the meeting, except that attendance of any director at any special meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of the meeting and except that notice of a special meeting may be waived in writing, either before or after the holding of the meeting, by any director, which writing shall be filed with or entered upon the records of the Corporation.   Unless otherwise indicated in the notice of a special meeting, any business may be transacted at that special meeting.

Section 5. Quorum: Adjournment. A quorum of the Board of Directors at an organization, regular or special meeting shall consist of a majority of the total number of directors, except that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn the meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the time and place to which the meeting is adjourned are fixed and announced at the meeting. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as otherwise expressly provided in these Bylaws.

Section 6. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee consisting of one or more directors of the Corporation. The Board may designate one or more directors as alternative members of any committee, to replace any absent or disqualified member at any meeting of the committee. Each member and each alternate shall hold office during the pleasure of the Board. Any committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided by law, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution, bylaws, or Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. Unless otherwise ordered by the Board of Directors, any committee may prescribe its own rules for calling and holding meetings and its own method of procedure.

Section 7. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors, or by any committee designated by the Board, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 8. Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV

OFFICERS

Section 1. Election and Designation of Officers. The Board of Directors shall elect a President and a Secretary and, in its discretion, may elect a Chairman of the Board, one or more Executive Vice Presidents, Vice Presidents, Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as it may deem necessary.

Section 2. Term of Office: Vacancies. Each officer of the Corporation shall hold office until the next organization meeting of the Board of Directors and until his successor is elected and qualified or until his earlier resignation or removal. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the directors then in office. Any vacancy in any office may be filled by the Board of Directors.

Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors and shall have such further authority and perform such other duties as may be determined by the Board of Directors.

Section 4. President. The President shall have general supervisory authority over the business and affairs of the Corporation, subject to the overall control of the Board of Directors. He may execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the Corporation and shall have such further authority and shall perform such other duties as may be determined by the Board of Directors.

Section 5. Treasurer. The Treasurer will receive and have in charge all money, bills, notes, bonds, securities of other corporations and similar property belonging to the Corporation and shall do with this property as may be ordered by the Board of Directors. He shall keep accurate financial accounts and hold them open for the inspection and examination of the directors and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

Section 6. Secretary. The Secretary shall keep the minutes of meetings of the stockholders and of the Board of Directors. He shall keep such books as may be required by the Board of Directors, shall give notices of meetings of the stockholders and of the Board of Directors required by law or by these Bylaws or otherwise, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

Section 7. Other Officers. The Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers, if any, and any other officers whom the Board of Directors may elect shall have such authority and perform such duties as may be determined by the Board of Directors.

Section 8. Delegation of Authority and Duties. The Board of Directors is authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

ARTICLE V

INDEMNIFICATION

Each person who is, has been, or shall hereafter be, a Director or Officer of the Corporation, or who is serving, may have served, or shall serve at its request as a director or officer of another corporation, shall be indemnified by the Corporation to the fullest extent to which indemnification is permitted by the Delaware General Corporation Law. The foregoing rights of indemnification shall inure to the benefit of the personal representatives of such persons, and shall be in addition to any other rights to which any such persons may be entitled to at law or agreement or otherwise.

ARTICLE VI

COMPENSATION OF AND TRANSACTIONS WITH DIRECTORS. OFFICERS AND EMPLOYEES

Section 1. Directors and Members of Committees. Members of the Board of Directors and members of any committee of the Board of Directors shall, as such, receive such compensation as may be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors, which compensation may be in different amounts for various members of the Board of Directors or any committee. No member of the Board of Directors and no member of any committee of the Board of Directors shall be disqualified from being counted in the determination of a quorum or from acting at any meeting of the Board of Directors or of a committee of the Board of Directors by reason of the fact that matters affecting his own compensation as a director or member of a committee of the Board of Directors are to be determined.

Section 2. Officers and Employees. The compensation of Officers and employees of the Corporation, or the method of fixing their compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors. Compensation may include pension, disability and death benefits, may be by way of fixed salary, on the basis of earnings of the Corporation or any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors.

Section 3. Transactions with Directors or Officers. No contract or transaction between the Corporation and any of its directors or officers, or between the Corporation and another organization in which any of its directors or officers is a director or officer, or has a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his vote is counted for such purpose if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE VII

RECORD DATES

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors shall fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors shall fix a new record date for the adjourned meeting.

ARTICLE VIII

CERTIFICATES OF STOCK

Section 1. Stock Certificates: Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice Chairman of the Board of Directors, or a President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2. Partly Paid Stock. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 3. Transfer of Stock. Stock of the Corporation shall be transferable upon the books of the Corporation by the holders thereof, in person, or by a duly authorized agent, upon surrender and cancellation of certificates for a like number of shares of the same class or series or, in the case of uncertificated shares, upon receipt of an instruction to transfer, in either case with a duly executed assignment, and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Corporation or its agents may reasonably require.

Section 4. Lost Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5. Transfer Agent and Registrar. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of the transfer agents and registrars, or any of them.

ARTICLE IX

AUTHORITY TO TRANSFER AND VOTE SECURITIES

The Chairman of the Board, the Vice Chairman of the Board, a President, any Vice President, the Secretary, the Treasurer of the Corporation and each other officer are authorized to sign the name of the Corporation and to perform all acts necessary to effect a sale, transfer, assignment or other disposition of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants or other securities of another corporation owned by the Corporation and to issue the necessary powers of attorney; and each such officer is authorized, on behalf of the Corporation, to vote the securities, to appoint proxies with respect thereto, to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

ARTICLE X

AMENDMENTS

These Bylaws may be amended, altered, changed or otherwise modified or new Bylaws may be adopted by the stockholders of the Corporation acting at a meeting held for that purpose or in an action without a meeting.